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                                   Exhibit 11

                      THE NEWHALL LAND AND FARMING COMPANY

                        COMPUTATION OF EARNINGS PER UNIT
                         (in thousands, except per unit)

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
                                                                                          Years Ended December 31,
                                                                         --------------------------------------------------
                                                                                1998              1997             1996
                                                                         ----------------  ----------------  --------------
Partnership Units

   Average number of units outstanding during the period                       33,986            34,520           35,292

   Net units issuable in connection with dilutive options based
    upon use of the treasury stock method                                         390               230              119
                                                                               ------            ------           ------
   Average number of primary units                                             34,376            34,750           35,411
                                                                               ------            ------           ------
                                                                               ------            ------           ------
Net income                                                                    $64,080           $44,493          $41,889
                                                                               ------            ------           ------
                                                                               ------            ------           ------
Net income per unit                                                            $ 1.89            $ 1.29           $ 1.19
                                                                               ------            ------           ------
                                                                               ------            ------           ------
Net income per unit - assuming dilution                                        $ 1.86            $ 1.28           $ 1.18
                                                                               ------            ------           ------
                                                                               ------            ------           ------
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